         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

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                               GIVE THE
                               SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT       NUMBER OF--
-------------------------------------------------
1.         An individual's     The individual
           account
2.         Two or more         The actual owner
           individuals (joint  of the account or,
           account)            if combined funds,
                               any one of the
                               individuals(1)
3.         Husband and wife    The actual owner
           (joint account)     of the account or,
                               if joint funds,
                               either person(1)
4.         Custodian account   The minor(2)
           of a minor
           (Uniform Gift to
           Minors Act)
5.         Adult and minor     The adult or, if
           (joint account)     the minor is the
                               only contributor,
                               the minor(1)
6.         Account in the      The ward, minor,
           name of guardian    or incompetent
           or committee for a  person(5)
           designated ward,
           minor, or
           incompetent person
7.         a. The usual        The grantor-
             revocable         trustee(1)
             savings trust
             account (grantor
             is also trustee)
7          b. So-called trust  The actual
             account that is   owner(1)
             not a legal or
             valid trust
             under State law
8.         Sole                The owner(3)
           proprietorship
           account
-------------------------------------------------

                               GIVE THE
                               SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT       NUMBER OF--
-------------------------------------------------
9.         A valid trust,      The legal entity
           estate, or pension  (Do not furnish
           trust               the identifying
                               number of the
                               personal
                               representative or
                               trustee unless the
                               legal entity
                               itself is not
                               designated in the
                               account title.)(4)
10.        Corporate account   The corporation
11.        Religious,          The organization
           charitable, or
           educational
           organization
           account
12.        Partnership         The partnership
           account held in
           the name of the
           business
13.        Association, club,  The organization
           or other
           tax-exempt
           organization
14.        A broker or         The broker or
           registered nominee  nominee
15.        Account with the    The public entity
           Department of
           Agriculture in the
           name of a public
           entity (such as a
           State or local
           government, school
           district, or
           prison) that
           receives
           agricultural
           program payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner.

(4) List first and circle the name of the legal trust, estate, or pension trust.

(5) Circle the ward, minor's or incompetent person's name and furnish such person's social security number.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.